                                CERIDIAN CORPORATION

                                   SUBSIDIARIES

                                   MARCH 15, 1999

                                                                   STATE OR
                                                                   OTHER JURISDICTION
SUBSIDIARIES AND THEIR AFFILIATES:                                 OF INCORPORATION
----------------------------------                                 ------------------
Ceridian Canada Holdings, Inc.                                     Delaware
      Ceridian Canada Ltd.                                         Canada
      Ceridian Performance Partners Ltd.                           Canada
Ceridian Holdings U.K. Limited                                     United Kingdom
      Centre-file Limited (f/k/a Datacarrer Limited)               United Kingdom
      CSW Research Limited                                         United Kingdom
      Ceridian Performance Partners Limited                        United Kingdom
        (f/k/a Letterallied Limited)
Ceridian Infotech (India) Private Limited                          India
Ceridian Small Business Solutions, Inc.                            New Jersey
   (f/k/a Minidata Services, Inc.)
Ceridian Tax Service, Inc.                                         Delaware
Comdata Network, Inc.                                              Maryland
      Archco, Inc.                                                 Minnesota
      Comdata Network Inc. of California                           California
      Comdata Telecommunications Services, Inc.                    Delaware
      International Automated Energy Systems, Inc.                 Florida
      Permicom Permits Services, Inc.                              Canada
Partnership Group, Inc., The                                       Pennsylvania
Scarborough Research (General Partnership)                         Delaware
Stored Value Systems, Inc.                                         Delaware
User Technology Services Inc.                                      New York
Web Northstar Interactive Corp.                                    New York


Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.